                                  EXHIBIT C


                  REGISTRATION RIGHTS AND HOLDBACK AGREEMENT

                   REGISTRATION RIGHTS and HOLDBACK AGREEMENT


                 This is a REGISTRATION RIGHTS AND HOLDBACK AGREEMENT, (the "Agreement") dated as of July 12, 1996, by and between SPECTRA-PHYSICS, INC., a Delaware corporation ("SPI") and PSC Inc., a New York corporation ("PSC").

                 WHEREAS, SPI, PSC and Spectra-Physics Holding, S.A., a French corporation, have entered into an Asset and Stock Purchase Agreement (the "Purchase Agreement"), dated May 20, 1996 pursuant to which SPI will receive 977,135 shares of Buyer's common stock, par value $.01 per share; and

                 WHEREAS, PSC wishes to grant to SPI registration rights for the shares of common stock of PSC that SPI acquired pursuant to the Purchase Agreement, and SPI is willing to agree to certain restrictions on the sale of such shares;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:


1.       Definitions.
         -----------

                 As used herein, the following terms have the following respective meanings:

                 "Common Stock" means the common stock, par value $.01 per share, of PSC.

                 "Covered Shares" means the Registrable Securities of SPI included in a registration statement pursuant to the terms hereof.

                 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                 "Indemnified Party" has the meaning given to that term in
Section 6 hereof.

                 "Indemnifying Party" has the meaning given to that term in
Section 6 hereof.





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
                 "Lock-up Period" means the period beginning on the date hereof and ending on the date that is the earlier of (i) one year from the date hereof or (ii) 180 days from the date of the consummation of the first public offering of equity securities by PSC after the date hereof.

                 "Piggyback Registration" has the meaning given to that term in
Section 3 hereof.

                 "Piggyback Registration Statement" means a registration statement of PSC filed with the SEC on a form for which PSC then qualifies and which includes the Registrable Securities to be registered for sale thereunder pursuant to Section 3 hereof, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "Registrable Securities" means (i) the shares of Common Stock received by SPI pursuant to the Purchase Agreement and (ii) any Common Stock issued or issuable with respect to the Registrable Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 are met, or (iii) it has been otherwise transferred, PSC has delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend citing the absence of registration thereof and it may be resold without subsequent registration under the Securities Act.

                 "Registration Expenses" has the meaning given to that term in
Section 12 hereof.

                 "Registration Statement" means any Piggyback Registration Statement or any Shelf Registration Statement.

                 "SEC" means the U.S Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.





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                 "Securities Purchase Agreements" shall mean those certain
Securities Purchase Agreements dated as of the date hereof by and between SpectraScan, Inc., a Delaware corporation, PSC and the institutional investors named therein, as such Securities Purchase Agreements exist on the date hereof.

                 "Shelf Registration" means a registration effected pursuant to
Section 2 hereof.

                 "Shelf Registration Statement" means a "shelf" registration statement of PSC filed pursuant to the provisions of Section 2 hereof with the SEC which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 All capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.



2.       Shelf Registration.
         ------------------

         (a) On or before 90 days after the date hereof, PSC shall file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by SPI from time to time in accordance with the methods of distribution elected by SPI and set forth in such Shelf Registration Statement and, thereafter, shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable after the date of filing of such Registration Statement.

         (b) PSC shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming a part thereof to be useable by SPI for a period of three years from the date the Shelf Registration Statement is declared effective or such shorter period that will terminate when all Covered Shares have been sold pursuant to a Registration Statement or otherwise cease to be Registrable Securities; provided that PSC's obligation to keep the Shelf Registration Statement effective shall cease three months after such time as SPI owns less than 10% of the Registrable Securities





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
it owns on the date hereof unless the reason SPI's ownership of Registrable Securities fell below the 10% level was due to the "cut-back" provision contained in the last sentence of Section 3(b) hereof. PSC shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if PSC voluntarily takes any action that would result in SPI not being legally permitted to offer and sell any Registrable Securities during that period unless (i) such action is required by applicable law, (ii) upon the occurrence of any event that requires a supplement or amendment to the Shelf Registration Statement as described in
Section 5(f) and such action is taken by PSC in good faith and for valid business reasons or (iii) the continued effectiveness of the Shelf Registration Statement would require PSC to disclose a material financing, acquisition or other corporate transaction and the Board of Directors of PSC shall have determined in good faith that such disclosure is not in the best interests of PSC and its stockholders, and, in the case of clause (i) or (ii) above, PSC thereafter promptly complies with the requirement of paragraph 5(f) below.

3.       Piggy-Back Registration.
         -----------------------

                 (a) Subject to the provisions of this Section 3, if PSC at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act, whether or not for sale for its own account (other than pursuant to Section 2 hereof or other than pursuant to Section 11.1 of the Securities Purchase Agreements), and the registration form to be used may be used for the registration of Registrable Securities, PSC each such time will give written notice of such proposed filing to SPI as soon as practicable (but in no event less than twenty days before the anticipated filing date), and such notice shall offer SPI the opportunity to include such number of Registrable Securities in the registration as SPI may request (the "Piggyback Registration"); provided that SPI notify PSC of the amount of Registrable Securities to be registered not less than ten days before the anticipated filing date.

                 (b) PSC shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering on the same terms and conditions as any similar securities of PSC included therein. Notwithstanding the foregoing, if the managing underwriter of such registration advises PSC in writing (with a copy to SPI) that, in its opinion, inclusion of the number of Registrable Securities requested to be included in the





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
registration would adversely affect the marketing of the securities to be sold by PSC in such offering, then PSC will include in such registration only the number of Registrable Securities recommended by the managing underwriter that may be included without adversely affecting the marketing of the securities to be sold by PSC in such offering provided that, if any securities are being offered for the account of any person other than PSC and the holders of the Registrable Securities, the reduction in the number of Registrable Securities included in such registration shall not represent a greater percentage of the amount of Registrable Securities originally requested to be registered and sold in such registration than the lowest such percentage reduction imposed upon any other person.

4.       Lock-up and Holdback Agreements.
         -------------------------------

                 (a)      SPI Lock-up.     (i) During the Lock-up Period,
without PSC's prior written consent, SPI agrees not to effect any public sale or distribution of any of the Registrable Securities except pursuant to an available Piggyback Registration.

                          (ii)  If PSC enters into an underwriting agreement in
connection with a firm underwritten offering of shares of its Common Stock, SPI will not, if requested by the managing underwriter for such offering and PSC, effect any public sale or distribution of Common Stock during the 10 days prior to, and during the 90-day period beginning on, the effective date of such registration statement.

                 (b) PSC Holdback. If SPI enters into an underwriting agreement in connection with a firm underwritten offering of shares of Registerable Securities (other than in connection with a Piggyback Registration), PSC will not, if requested by the managing underwriter for such offering and SPI, effect any public sale or distribution of any Common Stock or securities convertible into or exchangeable or exercisable for such Common Stock (other than pursuant to a registration statement on Form S-8 or any successor form), during the 10 days before, and during the 90-day period beginning on, the effective date of such registration statement.

5.       Registration Procedures.
         -----------------------

                 Whenever SPI has requested that any Registrable Securities be registered pursuant to Sections 2 or 3 hereof, PSC will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and in





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connection with any such registration, PSC will as expeditiously as possible
(provided that nothing contained herein prohibits PSC from abandoning a registration in which SPI has requested to participate pursuant to Section 3 hereof):

                 (a) with regard to a Piggyback Registration and, subject to the provisions of Section 2, with regard to the Shelf Registration, prepare and file with the SEC a Registration Statement and use its best efforts to cause such filed Registration Statement to become effective; provided that (i) before filing a Registration Statement or prospectus or any amendments or supplements thereto, PSC will furnish to one counsel selected by SPI copies of all such documents proposed to be filed sufficiently in advance of filing to provide such counsel with a reasonable opportunity to review such documents and comment thereon and (ii), after the filing of the Registration Statement, PSC will promptly notify SPI of any stop order issued or, to the knowledge of PSC, threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                 (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to (i) keep the Registration Statement effective for a period which will terminate when all Covered Shares have been sold and
(ii) comply with the provisions of the Securities Act with respect to the disposition of all Covered Shares during such period in accordance with the intended methods of disposition by SPI thereof set forth in the Registration Statement, including without limitation, such amendments and supplements to the Shelf Registration Statement and related prospectus as may be necessary to permit Covered Shares to be sold pursuant thereto in an underwritten offering;

                 (c) furnish to SPI, before filing the Registration Statement, if requested, copies of the Registration Statement as proposed to be filed, and thereafter furnish to SPI such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other document as SPI may reasonably request in order to facilitate the disposition of the Covered Shares owned by SPI;

                 (d) use its best efforts to register or qualify the Covered Shares under such other securities or blue sky laws of such jurisdictions in the United States as SPI reasonably (in





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
light of SPI's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable SPI to consummate the disposition in such jurisdictions of its Covered Shares; provided that PSC will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process in any such jurisdiction;

                 (e) use its best efforts to cause the Covered Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of PSC to enable SPI to consummate the disposition of the Covered Shares;

                 (f) notify SPI of the occurrence of an event requiring the preparation of a supplement or amendment to a Registration Statement or a prospectus contained therein so that, as thereafter delivered to the purchasers of such Covered Shares, a Registration Statement or such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to SPI any such supplement or amendment;

                 (g) enter into customary agreements (including an underwriting agreement in customary form if the distribution of the Covered Shares is otherwise to be made in an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Covered Shares;

                 (h) make available for inspection by SPI, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by SPI or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of PSC (collectively, the "Records") as are reasonably necessary to enable them to exercise due diligence, and cause PSC's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with the Registration Statement;

                 (i) in the event an offering of Registrable Securities is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from PSC's independent public accountants in customary form and covering such matters of





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
the type customarily covered by comfort letters as the managing underwriter reasonably requests;

                 (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and covering a period of twelve months, beginning within three months after the effective date of the registration statement;

                 (k) use its best efforts to cause all Covered Shares to be listed on the NASDAQ National Market or listed on each national securities exchange on which the Common Stock is then listed; and

                 (l) provide a transfer agent and registrar for all of the Covered Shares not later than the effective date of such Registration Statement.

6.       Indemnification.
         ---------------

                 (a) Indemnification by PSC. PSC agrees to indemnify and hold harmless SPI, its officers, directors, employees and agents, and each Person, if any, who controls SPI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Covered Shares, in any amendment or supplement thereto, in any preliminary prospectus, or arising out of or based upon any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to PSC by SPI or on SPI's behalf expressly for use therein.

                 (b) Indemnification by SPI. SPI agrees to indemnify and hold harmless PSC, its directors and officers and each party, if any, who controls PSC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from PSC to SPI, but only with respect to information furnished in writing by SPI or on SPI's behalf expressly for use in any Registration Statement or





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
prospectus relating to the Covered Shares, or any amendment or supplement thereto, or any preliminary prospectus.

                 (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) is brought or asserted against any party entitled to indemnification under clauses (a) or (b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party will assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and will assume the payment of all expenses. Such Indemnified Party will have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party has been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties). The Indemnifying Party will not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party will indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

7.       Contribution.
         ------------

                 If for any reason the indemnification provided for in the preceding Sections 6(a) and 6(b) is unavailable to an





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Indemnified Party as contemplated by those sections, then the Indemnifying
Party will contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that SPI will not be required to contribute in an amount greater than the difference between the net proceeds received by SPI with respect to the sale of any Registrable Securities and all amounts already contributed by SPI with respect to such claims.

8.       Participation in Underwritten Registrations.
         -------------------------------------------

                 With regard to a Piggyback Registration, SPI may not participate in any underwritten registration hereunder unless SPI (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the parties entitled to approve such arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement. Notwithstanding the previous sentence, SPI shall not be required to make any representations or warranties to, or make any agreements with, PSC or any underwriter other than representations, warranties or agreements customary for a non-controlling selling shareholder selling shares under similar circumstances. In the event that the Covered Shares included in a Shelf Registrations Statement are to be sold pursuant to an underwritten offering the managing underwriter for such offering shall be a nationally recognized investment banking firm selected by SPI and be reasonably acceptable to PSC.

9.       Rule 144.
         --------

                 PSC covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable SPI to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of SPI, PSC will deliver to SPI a written statement as to whether it has complied with such requirements.

10.      Information.
         -----------

                 PSC may require SPI to promptly furnish in writing to PSC such information regarding the distribution of the





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
Registrable Securities as it may from time to time reasonably request and such other information as may be legally required or reasonably requested in connection with such registration.

11.      Amended or Supplemented Prospectus.
         ----------------------------------

                 SPI agrees that, upon receipt of any notice from PSC of the happening of any event of the kind described in Section 5(f) hereof, SPI will forthwith discontinue disposition of any Covered Shares pursuant to the Registration Statement covering such Covered Shares until SPI's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof, and, if so directed by PSC, SPI will deliver to PSC all copies, other than permanent file copies then in SPI's possession, of all prospectuses covering such Covered Shares at the time of receipt of such notice, and shall not effect any transaction with respect to any Covered Shares except pursuant to the supplemented or amended prospectus. In the event PSC gives such notice, PSC will extend the period during which such Registration Statement will be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 5(f) hereof to the date when PSC makes available to SPI a prospectus supplemented or amended to conform with the requirements of Section 5(f) hereof.

12.      Registration Expenses.
         ---------------------

                 In connection with any Registration Statement filed pursuant to Section 2 or Section 3 hereof, PSC will pay all registration expenses (the "Registration Expenses"), including but not limited to: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, subject to the provisions of Section 5(d), (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Covered Shares), (iii) printing expenses, (iv) internal expenses of PSC (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Covered Shares, (vi) fees and disbursements of counsel for PSC and customary fees and expenses for independent certified public accountants retained by PSC (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5(i) hereof), (vii) the fees and expenses of any special experts retained by PSC in connection with such registration, and
(viii) reasonable fees and expenses of one law firm (designated by SPI and reasonably





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
acceptable to PSC) acting as counsel for SPI in connection with the registration hereunder; provided, however, PSC will not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Covered Shares (which will be the obligation of SPI) or, except as otherwise provided in clause (viii) above, any out-of-pocket expenses of SPI (or any agents who manage its accounts) or fees and disbursements of any counsel for any underwriter in any underwritten offering.

13.      Registration Rights.
         -------------------

                 PSC agrees that it will not enter into any agreement or arrangements which would grant any party a right to participate in any registration that is superior to or in contravention of the rights to participate set forth in this Agreement.

14.      Parties in Interest.
         -------------------

                 All covenants and agreements contained in this Agreement by or on behalf of either party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto, whether so expressed or not, including subsequent holders of Registrable Securities.

15.      Notices.
         -------

         All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered mail, postage prepaid, or sent by recognized courier service addressed as follows:

                 (a)      if to PSC:

                          PSC Inc.
                          675 Basket Road
                          Webster, NY 14580
                          Telephone:  (716) 265-1600
                          Fax: (716) 265-6402
                          Attention: William J. Woodard, Vice-President -
                            Finance





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
                          with a copy to:

                          Boylan, Brown, Code, Fowler, Vigdor
                            & Wilson, LLP
                          2400 Chase Square
                          Rochester, NY 14604
                          Telephone:  (716) 232-5300
                          Fax: (716) 232-3528
                          Attention: Martin S. Weingarten, Esq.

                 (b)      if to SPI:

                          Spectra-Physics, Inc.
                          108 Webster Building
                          3411 Silverside Road
                          Wilmington, DE 19810
                          Telephone:  (302) 478-4600
                          Fax: (302) 478-8962
                          Attn:  Ms. Barbara Schoenberg

                          with copies to:

                          Spectra-Physics AB
                          Box 5226
                          Sturegatan 32
                          Fourth Floor
                          S-102 45 Stockholm, Sweden
                          Telephone:  011-468-783-0725
                          Fax:    011-468-660-9226
                          Attn:  Mr. Ulf Johansson

                          and

                          Dechert Price & Rhoads
                          4000 Bell Atlantic Tower
                          1717 Arch Street
                             Philadelphia, PA 19103
                          Attention:  Carmen J. Romano, Esquire;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

16.      Law Governing.
         -------------

         This agreement shall be governed by and construed in accordance with the laws of the state of New York.

17.      Entire Agreement.
         ----------------

         This Agreement constitutes the entire Agreement of the parties with respect to the subject mater hereof and may not be modified or amended except in writing.

18.      Counterparts.
         ------------

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.





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
                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                        SPECTRA-PHYSICS, INC.


                                        /s/ LENNART RAPPE
                                        ----------------------------
                                        By:  Lennart Rappe
                                        Title:  Authorized Representative


                                        PSC INC.


                                        /s/ WILLIAM J. WOODARD
                                        ----------------------------
                                        By:  William J. Woodard
                                        Title:  V.P. - Finance





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